UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2008

BROWN & BROWN, INC.
(Exact name of registrant as specified in its charter)

Florida	001-13619	59-0864469
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

On June 12, 2008, Brown & Brown, Inc. (the “Company”) entered into an Amended and Restated  Revolving Loan Agreement (the “Loan Agreement”) with SunTrust Bank (“SunTrust”) that was dated as of June 3, 2008, amending and restating the existing Revolving Loan Agreement dated September 29, 2003, as amended (the “Existing Loan Agreement”), in order to increase the lending commitment to $50.0 million (subject to potential increases up to $100.0 million) and extend the maturity date from December 20, 2011 to June 3, 2013. The Existing Loan Agreement initially provided for a revolving credit facility in the maximum principal amount of $75.0 million which, after a series of amendments, was reduced to $20.0 million.

The Loan Agreement provides for a revolving credit facility in the initial amount of $50.0 million, subject to potential increases up to $100.0 million.  The revolving credit facility terminates on June 3, 2013, at which time all outstanding principal and unpaid interest will be due.  The calculation of interest and fees is generally based on the Company's funded debt to EBITDA ratio.  Interest is charged at a rate equal to 0.50% to 1.00% above the LIBOR Rate or 1.00% below the base rate, each as more fully defined in the Loan Agreement.  Fees include an upfront fee, an availability fee of 0.10% to 0.20%, and a letter of credit usage fee of 0.50% to 1.00%.  Initially, until the Company's June 30, 2008 quarter end, the applicable margin for LIBOR Rate advances is 0.50%, the availability fee is 0.10%, and the letter of credit usage fee is 0.50%.  The Loan Agreement contains various covenants, limitations, and events of default customary for similar facilities for similar borrowers.  As of the date of filing of this Current Report on Form 8-K, no draws have been made or are outstanding under the Loan Agreement.

The Company uses SunTrust for most of its cash management requirements.  In addition, SunTrust formerly provided lending services to the Company under the Amended and Restated Revolving and Term Loan Agreement, dated January 3, 2001, that was terminated on December 27, 2007.

The foregoing description of the Loan Agreement is qualified in its entirety by reference to the complete terms and conditions of the Loan Agreement, a copy of which is filed as Exhibit 10.19 to this Current Report on Form 8-K.

Item 1.02	Termination of a Material Definitive Agreement.

To the extent that entering into the Loan Agreement constitutes a termination of the Existing Loan Agreement and to the extent that the termination of the Amended and Restated Revolving and Term Loan Agreement was material to the Company, the information included in Item 1.01 of this Report is incorporated by reference into this Item 1.02.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

The following exhibit is furnished herewith:

Exhibit No.	Description

10.19	Amended and Restated Revolving Loan Agreement dated as of June 3, 2008 by and between Brown & Brown, Inc. and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.
(Registrant)

Date: June 18, 2008	By:	/s/ Laurel L. Grammig
Laurel L. Grammig,
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.19	Amended and Restated Revolving Loan Agreement dated as of June 3, 2008 by and between Brown & Brown, Inc. and SunTrust Bank.